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                                                                     EXHIBIT 5.1

                            SNOW BECKER KRAUSS P.C.
                               605 Third Avenue
                              New York, NY  10158
                                (212) 687-3860

                                                    June 28, 1996




VIA FAX AND MAIL:

Board of Directors
AgriBioTech, Inc.
2700 Sunset Road
Suite C25
Las Vegas,  NV  89120

          Re: Registration Statement on Form S-8 Relating to 7,150,000 Options and 7,550,000 Shares of Common Stock, Par Value $.001 Per Share, of AgriBioTech, Inc. Issuable Under the Company's Plans and Certain Stock Option Agreements

Ladies and Gentlemen:

     We are acting as counsel to AgriBioTech, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the exercise of options to purchase an aggregate of 7,150,000 shares of the company's common stock, par value $.001 per share (the "Common Stock"), and the sale of 7,550,000 shares (the "Shares") of Common Stock, consisting of (i) 1,200,000 Shares issuable upon exercise of stock options issued or issuable under the 1994 Employee Stock Option Plan (the "1994 Plan") of the Company; (ii) 400,000 Shares issuable pursuant to the Company's Employee Stock Bonus Plan (the "Bonus Plan"); (iii) an aggregate of 500,000 shares of Common Stock issuable upon exercise of stock options granted, outside of any plan, to Robert B. Prag pursuant to a Stock Option Agreement dated January 5, 1996 with the Company; (iv) 950,000 shares of Common Stock issuable upon exercise of stock options granted, outside of any plan, to Kathleen L. Gillespie pursuant to a Stock Option Agreement dated December 20, 1995 with the Company; (v) 1,250,000 shares of Common Stock issuable upon exercise of stock options granted, outside of any plan, to Henry A. Ingalls pursuant to a Stock Option Agreement dated February 13, 1996 with the company; (vi) 250,000 shares of Common Stock issuable upon exercise of stock options granted, outside of any plan, to Robert Olins pursuant to a Stock Option Agreement dated March 5, 1996 with the Company; and (vii) an aggregate of 3,000,000 shares of Common Stock issuable upon exercise of stock options granted, outside of any plan, to Johnny
R. Thomas, John C. Francis and Scott J. Loomis pursuant to Stock Option Agreements dated March 11, 1996 with the Company. The option agreements described in items (iii) through (vii) above are hereinafter collectively referred to as the "NQSOs."

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect,the Registration Statement, the related prospectus and reoffer prospectus, the 1994 Plan, the Bonus Plan, the NQSOs, the corporate proceedings in connection with the proposed

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registration and issuance of the Shares and such other corporate proceedings, documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued upon the full payment of the exercise price specified in the option agreements executed in accordance with the terms of the 1994 Plan or in the NQSOs or when issued in accordance with the Bonus Plan, as the case may be, and certificates therefor have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus accompanying the Registration Statement for resale of the Shares by affiliates. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Snow Becker Krauss P.C.

                                                 SNOW BECKER KRAUSS P.C.